Exhibit 10.1


                               RESTRUCTURING AGREEMENT
                               -----------------------


                    RESTRUCTURING AGREEMENT dated as of the 1st day of March, 1996 by and among WARNER INSURANCE SERVICES, INC., a Delaware corporation ("Warner"), ATLANTIC EMPLOYERS INSURANCE COMPANY ("AEIC"), a New Jersey corporation, PACIFIC EMPLOYERS INSURANCE COMPANY ("PEIC"), a California corporation, ELECTRIC INSURANCE COMPANY ("Electric"), a Massachusetts corporation, (each of AEIC, PEIC and Electric are sometimes individually herein referred to as a "Customer" or collectively as the "Customers"), THE ROBERT PLAN CORPORATION ("RPC"), a Delaware corporation, MATERIAL DAMAGE ADJUSTMENT CORPORATION ("MDA"), a New York corporation, LION INSURANCE COMPANY ("LIC"), a New Jersey corporation and NATIONAL CONSUMER INSURANCE COMPANY ("NCIC"), a New Jersey corporation (all parties hereto, other than Warner, are sometimes herein individually called a "Releasee" or collectively the "Releasees")


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    WHEREAS, Warner is a party to certain insurance services contracts with certain of the Customers as listed on
          SCHEDULE 1 hereto (collectively, the "Services Contracts") and Warner and the Customers wish to restructure their arrangements under the Services Contracts on the terms herein set forth; and

                    WHEREAS, Warner, RPC, MDA, LIC and NCIC are parties to the lawsuits described on SCHEDULE 2 annexed hereto (the "RPC Lawsuits") and wish to settle the RPC Lawsuits on the terms herein set forth; and

                    WHEREAS, Warner has performed insurance services pursuant to the Services Contracts, and as part of the transactions contemplated hereby and to induce the Customers to release Warner from its obligations under the Services Contracts, Warner is entering into an Asset Purchase Agreement (the "Asset Purchase Agreement") of even date herewith with MDA Services, Inc., a New Jersey corporation ("Newco") pursuant to which Warner will transfer to Newco the assets of Warner relating to the insurance services business and Newco will enter into new insurance services contracts with the Customers on revised terms and the Customers will release Warner from its obligations under the Services Contracts as herein set forth; and

                    WHEREAS, to further induce the Customers to release Warner from its obligations under the Services Contracts, to induce the Customers to enter into new contracts with Newco and to settle the RPC Lawsuits, Warner will (i) issue an aggregate of 3,256,201 shares of common stock, par value $.01 per share, of Warner ("Common Stock") (the "Settlement Shares") to the Releasees which shall represent 27.55% of the outstanding shares of Common Stock of Warner after the issuance thereof, (ii) issue to the Releasees five-year warrants (the "Warrants") to acquire an aggregate of 1,553,125 shares of Common Stock at $2.00 per share (the Warrants being in the form annexed hereto as Exhibit
          A), and (iii) assign to the Releasees the cash collateral (the "Cash Collateral") described on SCHEDULE 3 annexed hereto securing the Letter of Credit also described on SCHEDULE 3 annexed hereto.

                    NOW, THEREFORE, in consideration of the mutual premises and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                    1.   Description of Transaction.
                         --------------------------

                    1.1  Issuance of Settlement Shares and Warrants. On
                         ------------------------------------------
          the Closing Date, Warner shall issue and deliver certificates representing all of the Settlement Shares and the Warrants to the Releasees in the amounts indicated next to the name of each Releasee as set forth on SCHEDULE 4 annexed hereto.

                    1.2  Cash Collateral.  Upon the expiration of the
                         ---------------
           Letter of Credit described in SCHEDULE 3 annexed hereto and the termination by Chase Manhattan Bank, N.A. of all of its right, title and interest in the Cash Collateral also described in said
          SCHEDULE 3, Warner shall deposit $887,500 of the Cash Collateral into an escrow account with Reid & Priest LLP, as escrow agent. On the Closing Date, the Cash Collateral shall be released from escrow to the Releasees listed on SCHEDULE 5 annexed hereto, in the percentage amounts indicated next to the name of each Releasee on said SCHEDULE 5.

                    2.   Services Contract Releases.  On the Closing Date,
                         --------------------------
           in consideration of the issuance by Warner of the Settlement Shares, the Warrants and the payment of the Cash Collateral pursuant to Section 1 hereof, each Customer shall separately release Warner from its obligations under the Services Contract with such Customer (collectively, the "Services Contract Releases"), such release to be substantially in the form annexed hereto as Exhibit B, and each such Customer shall enter into a new services contract (the "Revised Newco Service Agreements") with Newco.

                    3.   Robert Plan Corporation Lawsuits.  On the Closing
                         --------------------------------
          Date, the RPC Lawsuits shall be settled and dismissed with prejudice, such settlement and dismissal to be pursuant to the Stipulation in the form annexed hereto as Exhibit C (the "Stipulation"), the Mutual General Release (the "Mutual General Release") in the form annexed hereto as Exhibit D and the CWP Assignment Agreement (the "CWP Assignment") in the form annexed hereto as Exhibit E.

                    4.   Closing Date. The closing of the transactions
                         ------------
          herein contemplated (the "Closing") will take place on March 1st, 1996 at 10:00 A.M. at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 or such other date and time as the parties may mutually agree upon (the "Closing Date").

                    5.   Representations and Warranties of Warner.  In
                         ----------------------------------------
          order to induce each Releasee to enter into this Agreement and to consummate the transactions contemplated hereunder, Warner hereby represents and warrants to each Releasee as follows:

                    5.1  Corporate Existence and Qualification.  Warner is
                         -------------------------------------
          a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Warner has all requisite corporate power to execute and deliver this Agreement, the Asset Purchase Agreement, the Services Contract Releases, the Warrants, the Stipulation, the Mutual General Release and the CWP Assignment (the Asset Purchase Agreement, the Services Contract Releases, the Warrants, the Stipulation, the Mutual General Release and the CWP Assignment are sometimes collectively called the "Related Agreements"), and to perform its obligations under each such agreement.

                    5.2  Capitalization.  The authorized capital stock of
                         --------------
          Warner consists of 20,000,000 shares of Common Stock, $.01 par value. As of the date hereof, 8,560,904 shares of Common Stock are issued and outstanding, and such shares have been duly authorized, and are validly issued, fully paid and non-assessable. On the date hereof and with the contemporaneous public announcement of the transactions contemplated by this Agreement and the Related Agreements, the shares of Common Stock of Warner shall be suspended from trading on the New York Stock Exchange ("NYSE") and Warner has been advised by the NYSE that its shares will subsequently be delisted by and from the NYSE. Except as set forth on SCHEDULE 6 hereto, there are no other shares of capital stock or other equity securities of Warner issued or issuable. All Settlement Shares to be issued by Warner hereunder shall, upon issuance thereof, be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Warner. The Warrants have been duly authorized for issuance and the shares of Common Stock to be issued upon the exercise thereof in accordance with the terms thereof will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Warner.

                    5.3  Authorization of Agreements; Validity.  The
                         -------------------------------------
          execution and delivery by Warner of this Agreement, and the Related Agreements and the consummation by Warner of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on behalf of Warner. Except as set forth on SCHEDULE 7 hereto, this Agreement has been duly executed and delivered by Warner, and this Agreement constitutes, and, when executed, the Related Agreements will constitute, the legal, valid and binding obligations of Warner, enforceable against Warner in accordance with their respective terms, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

                    5.4  Effect of Agreements.  Except as set forth on
                         --------------------
          SCHEDULE 8 hereto, neither the execution and delivery of this Agreement, or any of the Related Agreements by Warner, nor the consummation of the transactions contemplated hereby and thereby nor compliance by Warner with the provisions of this Agreement or any of the Related Agreements by Warner (i) violates or will violate, conflicts or will conflict with, or results or will result in a breach of any provision, term or condition of, or constitutes or will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of a Lien upon any of the properties or assets of Warner or any subsidiary of Warner under the terms, conditions or provisions of (x) the Certificate of Incorporation, as amended, the By-Laws, as amended, of Warner, or of any of its subsidiaries, or (y) any other agreement or instrument to which Warner or any subsidiary of Warner is a party, or by which any of them is bound, or any of their respective properties or assets, may be subject, or (ii) violates any judgment, ruling, order, writ, injunction, decree, law, statute, ordinance, rule or regulation, domestic or foreign (collectively, "Law"), applicable to Warner or any other subsidiary of Warner or any of their respective properties or assets, except in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens, which, in the aggregate, would not have any material adverse effect on the condition (financial or otherwise) or the operations of Warner and its subsidiaries taken as a whole, the business or on the ability of the parties to consummate the transactions contemplated hereby.

                    5.5  Private Sale.  Warner has not, either directly or
                         ------------
          through any agent, offered the Settlement Shares or the Warrants to or solicited any offer to acquire the Settlement Shares or the Warrants from, or otherwise approached, negotiated or communicated in respect of the Settlement Shares or the Warrants with, any person so as to require that the Settlement Shares or the Warrants be registered pursuant to the provisions of
          Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities law.

                    5.6  Filings, Notices, Consents and Approvals.  Except
                         ----------------------------------------
          as set forth on SCHEDULE 9 annexed hereto, no notice to, filing with, or authorization, consent or approval of, any domestic or foreign governmental or public body, agency or authority or any person not a party to this Agreement, is necessary in connection with the execution, delivery and performance of this Agreement or any of the Related Agreements by Warner or the consummation by Warner of the transactions contemplated, except where failure to give such notice, make such filings, or obtain such authorizations, consents or approvals would, in the aggregate, not have a material adverse effect on the condition (financial or otherwise) or operations of Warner and its subsidiaries taken as a whole, or on the ability of the parties to consummate the transactions contemplated hereby.

                    5.7  Performance Representation.  Except as set forth
                         --------------------------
          on SCHEDULE 10 annexed hereto, Warner represents and warrants that as of the date hereof and through the Closing Date, it has performed and will perform its obligations incurred in the ordinary course of business in all material respects, including all obligations under the Services Contracts in all material respects.

                    5.8  Solvency Representation.  Warner represents and
                         -----------------------
          warrants that it is receiving fair and adequate consideration, as a result of arms length negotiations, for the transfer of the assets pursuant to the Asset Purchase Agreement and other assets being transferred and issued pursuant to this Agreement in that the RPC Lawsuits are being settled and the Services Contract Releases are being executed. Warner further represents and warrants that its current net worth deficit should be decreased as a result of the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement and that Warner currently intends to pay its retained liabilities in accordance with their terms as they mature.

                    6.   Representations and Warranties of the Releasees.
                         -----------------------------------------------
          In order to induce Warner to enter into this Agreement and to consummate the transactions contemplated hereunder, each Releasee hereby represents and warrants to Warner severally as to itself as follows:

                    6.1  Corporate Existence and Qualification.  Such
                         -------------------------------------
          Releasee is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Such Releasee has all requisite power to execute and deliver this Agreement and to perform its obligations hereunder.

                    6.2  Authorization of Agreements.  The execution and
                         ---------------------------
          delivery by such Releasee of this Agreement, any Related Agreement, and the Revised Newco Service Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on behalf of such Releasee. This Agreement has been duly executed and delivered by such Releasee, and this Agreement constitutes, and when executed, each of the Related Agreements and the Revised Newco Service Agreements will constitute the legal, valid and binding obligation of such Releasee, enforceable against such Releasee in accordance with their respective terms, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

                    6.3  Securities Laws.  (a) Each Releasee acknowledges
                         ---------------
          and understands that the Settlement Shares and the Warrants have not been registered under the Securities Act, or the securities laws of any state, and that such Settlement Shares and the Warrants may not be offered or sold unless first registered under the Securities Act and any applicable state securities laws, or unless such offer or sale is exempt from registration.

                    (b) Except to the extent contemplated by the Customers pursuant to Section 7.2, each Releasee is purchasing the Settlement Shares and the Warrants for investment purposes, has no current intention to sell the Settlement Shares or the Warrants and will not sell or dispose of the Settlement Shares and the Warrants in violation of applicable United States federal and state securities laws.

                    (c) Each Releasee has received a copy of the most recent annual report on Form 10-K and the three most recent quarterly reports on Form 10-Q, and is aware that Warner has suffered significant losses, will report additional losses in the fourth quarter and has serious cash flow problems.

                    (d) Each Releasee agrees that the following legend may be placed on any certificates evidencing the Settlement Shares and on any other securities issued in respect of the Settlement
          Shares:

                    "THE SECURITIES REPRESENTED BY THIS
                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED, OR
                    PURSUANT TO ANY STATE SECURITIES LAWS.  THE
                    SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT
                    AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN
                    COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL TO THE COMPANY OR OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

          Each Releasee understands that, so long as the above legend remains on the certificates representing the Settlement Shares, Warner may maintain appropriate "stop transfer" orders with respect to the Settlement Shares on its books and records and with its registrar and transfer agent. Each Releasee agrees that prior to any proposed transfer of the Settlement Shares and as a condition thereto, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act or an opinion of counsel to Warner (or other counsel reasonably acceptable to Warner and its counsel) that the Settlement Shares may be sold publicly without registration under the Securities Act, the respective Releasee will, if requested by Warner, deliver to Warner (i) an agreement by such transferee to the impression of the restrictive legends set forth above on the Settlement Shares and (ii) an agreement by such transferee that Warner may place a "stop transfer" order with Warner's transfer agent and registrar.

                    7.   Covenants of Warner.
                         -------------------

                    7.1  Election of Director to Board of Directors.   For
                         ------------------------------------------
          a period of three years after the Closing Date, Warner shall elect to its Board of Directors one designee selected by the holders of a majority in amount of the Settlement Shares issued pursuant to this Agreement. Such designee shall be elected as a director in the Class of 1998 (due to the staggered director provisions contained in Warner's By-Laws, as amended), such designee will be subject to reelection at the 1998 Annual Meeting of Stockholders of Warner called for the election of directors (the "1998 Annual Meeting") on the Closing Date, or as soon thereafter as Warner is notified in writing of such designation. Beginning with the 1998 Annual Meeting, Warner shall include such designee, or any successor designee selected as described in the preceding sentence, as a nominee in management's slate of directors for election at such annual meeting, and Warner shall recommend to its stockholders the election of such designee or successor, as a director at the 1998 Annual Meeting. In the event that said designee shall not be elected as a director at the 1998 Annual Meeting, Warner shall, following said meeting, elect said designee to its Board of Directors and amend its By-Laws to create any vacancy, if required, to serve for a period equal to the remainder of the three-year term contained herein. Warner agrees that if such designee dies or resigns, his successor shall be designated as herein provided.

                    7.2  Registration Rights.
                         -------------------

                    7.2.1  Demand Registration. (a) At any time following
                           -------------------
          the filing with the United States Securities and Exchange Commission (the "Commission") by Warner of its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, upon receipt by Warner of a written request executed by one or more of the Releasees receiving Settlement Shares (the "Initiating Holder") requesting registration of a number of shares of Common Stock at least equal to (i) thirty percent (30%) or more of the Settlement Shares and the shares of Common Stock underlying the Warrants (the "Warrant Shares") then held by the Holders or (ii) the entire remaining number of Settlement Shares and the Warrant Shares owned by the Initiating Holder, Warner will give notice of such request to each other Holder (the "Other Holders") and give them the right to participate therein in accordance with this
          Section 7.2.1.

                    (b) Upon receipt of the request given pursuant to Subsection (a) above, Warner shall promptly prepare and file with the Commission a registration statement (the "Registration Statement") under the Securities Act covering the Settlement Shares and/or the Warrant Shares requested to be sold under a Registration Statement by the Initiating Holder and by the Other Holders who elect to have their Settlement Shares and/or Warrant Shares included in a Registration Statement by providing written notice of its election to Warner within 30 days from receipt by such Other Holders of notice from Warner pursuant to Section 7.2.1(a) (the "Registered Shares") and shall otherwise comply with its obligations under Section 7.2.1.

                    (c) Warner's obligations under Section 7.2.1 shall be limited to two (2) effective Registration Statements under the Securities Act; provided, however, that if the Settlement Shares and/or Warrant Shares may be registered by means of a Registration Statement on Form S-3 or a successor form thereto, the Holders of Settlement Shares and/or Warrant Shares shall be entitled to exercise their rights under Section 7.2 on an unlimited number of occasions, but not more than once every fiscal quarter, until all of the Settlement Shares and/or Warrant Shares are either subject to an effective Registration Statement under the Securities Act or have been sold.

                    7.2.2  Piggy Back Registration Rights.  (a)  At any
                           ------------------------------
          time after the receipt by the Holders of any Settlement Shares, Warner will send written notice to the Holders then owning Settlement Shares and/or Warrant Shares, at least twenty (20) days prior to the filing of each and every Registration Statement filed by Warner, whether or not pursuant to this Agreement (other than a Registration Statement covering exclusively securities under an employee option or stock purchase plan, a merger, acquisition or similar transaction) and give to such Holders the right to have included therein any Settlement Shares and/or Warrant Shares then held by the Holders. Such notice must specify the proposed offering price and the plan of distribution. Warner must receive written notice from such Holders within fifteen days after the date of Warner's written notice, indicating the full name and address of each Holder desiring to have Settlement Shares and/or Warrant Shares included for sale in such Registration Statement and the number of Settlement Shares or Warrant Shares requested to be covered.

                    (b) If the registration of which Warner gives notice is for a registered public offering involving an underwriting, Warner shall so advise the Holders as a part of the written notice given pursuant to Section 7.2.2(a).

                    To the extent Holders propose to distribute their Settlement Shares or Warrant Shares through such underwriting, such Holders shall, together with Warner, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Warner which underwriting agreement shall also be reasonably acceptable to the Holders. Warner shall use its reasonable best efforts to cause the managing underwriter of such proposed underwritten offering to permit the Settlement Shares or Warrant Shares proposed to be included in such registration to be included in the registration statement for such offering on no less than the most favorable terms and conditions as any similar securities of Warner included therein. Notwithstanding any other provision of this Section 7.2.2, the Holders shall be entitled to include in the registration all of the shares which they desire to sell for their own account, and if the managing underwriter determines that general marketing conditions are such that the inclusion of all of the shares to be sold by the Holders for their own accounts would jeopardize the sale of shares for the account of Warner, the managing underwriter may reduce the similar securities to be included in such registration for the accounts of the Holders, pro rata among the Holders whose shares are included in the registration, but only after the shares of Warner to be included in the registration for the account of persons other than Warner and the Holders are first reduced, to zero if necessary.

                    If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to Warner and the managing underwriter. Any Settlement Shares or Warrant Shares excluded or withdrawn from such underwriting shall not be transferred prior to sixty (60) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                    7.2.3  Miscellaneous Registration Provisions.  (a)  In
                           -------------------------------------
          connection with any Registration Statement filed pursuant to Sections 7.2.1 or 7.2.2 hereof:

                         (i) Warner's obligation under this Agreement to include Settlement Shares or Warrant Shares in a Registration Statement shall mean shares of Common Stock or any security received by a Holder in exchange or upon reclassification of the present Common Stock or the securities then owned by a Holder by reason of a prior exchange or reclassification of or on account of present Common Stock;

                         (ii) the Holders of Settlement Shares or Warrant Shares (herein "Registering Holders") shall furnish to Warner in writing such information as shall be required by the Securities Act or the rules and regulations promulgated thereunder in respect of the Holder or the Settlement Shares or Warrant Shares to be included in the Registration Statement;

                         (iii) the Registering Holders and Warner shall enter into the usual and customary form of underwriting agreement agreed to by Warner and any underwriter with respect to any such offering, if required, and such underwriting agreement shall contain the customary reciprocal rights of indemnity and contribution between Warner, the underwriters, and the selling shareholder, including the Registering Holders, to the extent the obligations of the Registering Holders do not exceed those set forth in Subsections (f) and (g) herein; provided, however, that no Registering Holder shall be obligated to refrain from selling or otherwise disposing of such Registering Holder's shares for a period of in excess of sixty (60) days from the effective date of the Registration Statement;

                         (iv) the Registering Holders shall agree that they shall execute, deliver and/or file with or supply to Warner, any underwriters, the Commission and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration covenants contained in this Agreement and/or to effect the registration or qualification of their Settlement Shares or Warrant Shares under the Securities Act and/or any of the laws and regulations of any state or governmental instrumentality; and

                         (v) the Registering Holders shall furnish Warner with such questionnaires and other documents regarding their identity and background as may be necessary to permit the offer and sale of the Settlement Shares and/or Warrant Shares in those jurisdictions requested by the Registering Holders.

                    (b) if and whenever Warner is required to effect the registration of any Settlement Shares or Warrant Shares pursuant to Section 7.2.1 or 7.2.2, Warner will use its best efforts to effect such registration to permit the sale of such Settlement Shares or Warrant Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as promptly as is practicable:

                         (i) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Settlement Shares or Warrant Shares covered by such Registration Statement until such time as all of such Settlement Shares or Warrant Shares have been disposed of in accordance with the intended methods of disposition set forth in such Registration Statement;

                         (ii) furnish to the Holders and to any underwriter of Settlement Shares or Warrant Shares such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any amendment or supplement thereto, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such Registration Statement or prospectus, and such other documents, as the Holders or such underwriter may reasonably request, and, if requested, a copy of any and all transmittal letters or other correspondence to, or received from, the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                         (iii)  use its best efforts to obtain the
          withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible moment;

                         (iv) use its best efforts to list all such Settlement Shares or Warrant Shares covered by such Registration Statement on the principal securities exchange and inter-dealer quotation system on which a class of common equity securities of Warner is then listed, and to pay all fees and expenses in connection therewith;

                         (v) cooperate and assist in any filings required to be made and with any performance of any due diligence investigation by any underwriter; and

                    (c) Warner shall pay all out-of-pocket expenses and disbursements incurred by Warner and the Holders in connection with the Registration Statements filed by it pursuant to Sections
          7.2.1 and 7.2.2 or, including, without limitation, all legal and accounting fees, Commission filing fees, exchange filing fees, printing costs, registration or qualification fees and expenses to comply with state Blue Sky or other state securities laws, the fees of other experts, and any expenses or other compensation paid to the underwriters; provided, however, that such registration expenses shall not include underwriting commissions and discounts and transfer taxes, if any.

                    (d) Warner shall be obligated to keep any Registration Statement filed by it under Sections 7.2.1 and 7.2.2 effective under the Securities Act until such time as all of the Settlement Shares or Warrant Shares covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition set forth in such Registration Statement and to prepare and file such supplements and amendments necessary to maintain an effective Registration Statement for such period. As a condition to Warner's obligation under this Subsection (d), the Registering Holders will take all actions as shall be necessary to comply with the relevant provisions of the Securities Act.

                    (e) Warner shall use its best efforts to register or qualify the Registered Shares under such securities or Blue Sky laws in such jurisdictions within the United States as the Registering Holders may reasonably request; provided, however, that Warner reserves the right, in its sole discretion, not to register or qualify such Registered Shares in any jurisdiction where such Registered Shares do not meet with the requirements of such jurisdiction after having taken reasonable steps to meet such requirements or where Warner is required to qualify as a foreign corporation to do business in such jurisdiction and is not so qualified therein.

                    (f) The Registering Holders agree that upon notifi-cation by Warner that, in the opinion of its counsel, the prospectus contains an untrue statement of a material fact or omits to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, they shall immediately upon receipt of such notification (i) cease to offer or sell any securities of Warner which must be accompanied by such prospectus; (ii) return all such prospectuses in their hands to Warner; and (iii) shall not offer or sell any securities of Warner until they have been provided with a current prospectus and Warner has given them notification permitting them to resume offers and sales. Warner covenants to promptly correct such prospectus and file with the Commission such amended prospectus or supplement and shall use its best efforts to cause such amended prospectus or supplement to be declared effective by the Commission.

                    (g) As a condition to the filing of a Registration Statement pursuant to this Agreement, Warner shall indemnify and hold harmless each Registering Holder and each underwriter and each of such Registering Holder's and underwriter's officers, directors, employees, agents and counsel and each other person, if any, who controls such Registering Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended from and against any and all losses, claims, damages, expenses or liabilities whatsoever caused by any failure of Warner to comply with the Securities Act or any rule or regulation promulgated thereunder in connection with the registration in which the Settlement Shares or Warrant Shares have been included or any untrue statement of a material fact contained in the Registration Statement, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statements or alleged untrue statements or omissions based upon information furnished or required to be furnished in writing to Warner by the party seeking indemnification expressly for use therein; provided, however, that Warner shall not be obligated to so indemnify the Registering Holders or any such underwriter or other person referred to above unless the Registering Holders or underwriter or other person, as the case may be, shall at the same time indemnify Warner, its directors, each officer signing the Registration Statement and each person, if any, who controls Warner within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to Warner by the Holder or underwriter expressly for inclusion therein; provided, however, that the extent of any Registering Holder's indemnification obligation hereunder shall be limited to the aggregate net proceeds received by such Registering Holder upon the sale of the Settlement Shares and/or the Warrant Shares included in such Registration Statement.

                    (h) Each party entitled to indemnification under paragraph (g) above (the "Indemnified Party") shall, promptly after receipt of notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof; provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party pursuant to the provisions of paragraph (g), unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under paragraph (g) for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation: provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, counsel to the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense of such claim or action on behalf of such Indemnified Party), or
          (ii) in the event the Indemnifying Party has not assumed the defense thereof within ten (10) days of receipt of notice of such claim or commencement of action, in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof (and by so assuming shall be solely responsible for liabilities relating to such claim or action, and shall release the Indemnified Party from such liabilities to the extent permitted by law, except to the extent the Indemnified Party is not entitled to be indemnified pursuant to paragraph
          (g), it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. No Indemnified Party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or action. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

                    (i) If for any reason the indemnification provided for above is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, subject in all events, to the limitations described in the last proviso set forth in Subsection 7.2(g).

                    7.3  Rule 144 Reporting.  With a view to making
                         ------------------
          available the benefits of certain rules and regulations of the Commission which may permit the sale of the Settlement Shares and the Warrant Shares to the public without registration, Warner agrees to:

                    (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the issuance of the Settlement Shares and the Warrant Shares;

                    (b) Not take any action which would cause Warner to no longer be registered under Section 12(g) of the Exchange Act;

                    (c) File with the Commission in a timely manner all reports and other documents required of Warner under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                    (d) Furnish to the Holders forthwith upon request: a written statement by Warner as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act; a copy of the most recent annual or quarterly report of Warner filed under the Exchange Act; and such other reports and documents so filed as the Holder shall be required to have in order to avail itself of any rule or regulation of the Commission allowing the Holder to sell any of the Settlement Shares and the Warrant Shares without registration.

                    7.4  Access to Records and Operations Of Warner.  (a)
                         ------------------------------------------
          Pending the Closing of the transactions contemplated by this Agreement, each Customer shall have the right to designate a representative who shall have access to the premises of Warner for the purpose of reviewing records and operations of Warner with respect to such Customer. Further, in the event that Warner shall, pending the Closing, cease operations, commence a bankruptcy or insolvency proceeding or commit a performance default under an existing service contract, such designated representative shall have the right to communicate, independently of Warner, with Micro Graphics Corporation, regarding graphic imaging record retrieval.

                    (b) From and after the Closing Date the Customers shall have reasonable access to the books and records of Warner relating to the details of Warner's performance under the Services Contracts from and before the Closing Date.

                    7.5  Escrow of Portion of Proceeds from Sale or
                         ------------------------------------------
          Liquidation of Alerion Insurance Company.  On the date hereof,
          ----------------------------------------
          Warner agrees to deposit into an escrow account with Reid & Priest LLP, as escrow agent, pursuant to the terms and conditions of an escrow agreement in the form annexed hereto as Exhibit F, a portion of the proceeds to be received by Warner upon the liquidation of its wholly-owned insurance company, Alerion Insurance Company ("Alerion"), in the amount of $920,000 for the purpose of paying certain due and unpaid legal and administrative expenses ("ALE") of Warner, as well as accrued but unbilled ALE obligations of Warner, in connection with insurance services performed by Warner under existing Services Contracts with the Customers. SCHEDULE 11 annexed hereto contains an updated list prepared by Warner of ALE accrued expenses through February 19, 1996. After the Closing Date, such escrowed funds will be released in payment of such ALE in accordance with the procedures set forth in Exhibit F. The balance of the funds received from the liquidation of Alerion have been used to pay the expenses outlined in SCHEDULE 11.

                    7.6  Covenant to Maintain Certain Insurance.  Warner
                         --------------------------------------
          covenants and agrees to maintain its current third party administrators professional liability insurance coverage of up to $5 million in the aggregate, as contained in Policy Number 243-30-95 issued by Lexington Insurance Company, through the expiration date of such policy on December 31, 1996.

                    7.7  Employee Compensation.  Warner covenants for a
                         ---------------------
          period of two years from the Closing Date that it will not renew the employment contracts currently in effect with Harvey Krieger, Theodore I. Botter or Bradley J. Hughes and that beginning August 1, 1996, the aggregate annual compensation payable to such persons shall not exceed $250,000.

                    7.8  Covenant to Execute the Related Agreements.
                         ------------------------------------------
          Warner covenants and agrees to execute the Related Agreements on the Closing Date.

                    8.   Covenants of Each Releasee.
                         --------------------------

                    8.1  Control of Warner.  Each Releasee covenants and
                         -----------------
          agrees that, for a period of two (2) years from the Closing Date, such Releasee, or any of its affiliates as such term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will not, without the prior approval of Warner's Board of Directors, initiate or otherwise participate in any activity in a manner the intent of which would require such Releasee or affiliate to file with the Commission a Schedule 13D, either individually or as a member of a group, to report the occurrence of any of the events described in Item 4 of Schedule 13D; provided, however, that nothing herein shall prevent Releasee or its affiliates from: (i) acquiring additional securities of Warner, or from selling securities of Warner, in each case in the ordinary course which would require such Releasee or affiliate to file or amend a previously filed
          Schedule 13D solely due to an increase or decrease in such Releasee's or affiliates' beneficial ownership of securities of Warner; (ii) voting its shares of Warner on any matter as it determines in its sole discretion, or (iii) tendering its shares of Warner in connection with any tender, exchange or similar offer made by a third party.

                    8.2  Right of First Refusal.
                         ----------------------

                    (a)  Bona Fide Offer.  Except as provided in Section
                         ---------------
          8.2(b) below, until July 31, 1996 each Releasee covenants and agrees that it shall not sell, assign, transfer, pledge, encumber or in any other manner dispose of thirty-five percent (35%) or more of the Settlement Shares of Warner acquired by each such Releasee pursuant to the terms and conditions of this Agreement, except upon receipt by such Releasee of a bona fide offer in writing from an unrelated third party (hereinafter referred to as a "Bona Fide Offer") to purchase such Settlement Shares. The Bona Fide Offer shall specify the name and background of the third party, the number of Settlement Shares subject to the Bona Fide Offer, the amount to be paid for the Settlement Shares and the terms of payment, and all other material conditions of such offer. Upon receipt of a Bona Fide Offer, such Releasee shall promptly offer in writing (hereinafter referred to as the "Reoffer") to sell such Settlement Shares to Warner or to a third party acceptable to Warner (the "Selected Purchaser"), upon the same terms and conditions contained in the Bona Fide Offer. The Reoffer may be accepted by Warner or the Selected Purchaser at any time within fifteen (15) business days next following its receipt and shall expire on the close of business on such 15th business day. Acceptance of a Reoffer must be made unconditionally by notice to such Releasee prior to its expiration, which notice shall set forth a time and place for closing no earlier than the day after the expiration date of the Reoffer and no later than thirty (30) days thereafter.

                    Upon the expiration of the Reoffer, such Releasee shall be free to accept the Bona Fide Offer provided that the third party offeror agrees to hold such Settlement Shares subject to all terms, conditions and restrictions of this Agreement. Any Bona Fide Offer shall be deemed to have expired ninety (90) days after it was made unless accepted in accordance with its original terms and may not thereafter be accepted. If the amount of a Bona Fide Offer should be reduced, or if any of its terms or provisions should be changed, then it shall be treated as a new Bona Fide Offer and may not be accepted unless the provisions of this subsection shall have been complied with and a Reoffer made with respect to it.

                    (b)  Unrestricted Transfers.  The restrictions
                         ----------------------
          specified in this Section 8.2 shall not apply to the sale or transfer of the Settlement Shares held by a Releasee to a wholly-owned subsidiary, partnership or affiliate of such Releasee; provided, however, that such sale or transfer shall not relieve such Releasee of its obligations hereunder. Prior to such transfer, such wholly-owned subsidiary, partnership or affiliate, shall agree in writing to be bound by the terms and conditions of this Agreement.

                    8.3  Payment of All Amounts Under Services Contracts.
                         -----------------------------------------------
          Pending the Closing of the transactions contemplated by this Agreement, each Customer covenants and agrees to continue to make all regularly required payments under existing Services Contracts with Warner consistent with past billing practices in order to enable Warner to continue to perform its obligations in accordance with the terms of such contracts. The amount of such payments which are or will be due and payable on or prior to the Closing Date are set forth on SCHEDULE 12 hereto. At the Closing, Warner shall deliver to the Customers a Certificate of the President and Chief Executive Officer of Warner certifying that the amounts set forth on SCHEDULE 12 are true and correct and have been calculated in accordance with Warner's past, ordinary billing practices and procedures. The parties agree that, upon payment of such amounts as reflected in said Schedule, no other amounts will be required to be paid by each Customer and/or Warner in accordance with the terms of their respective Services Contracts.

                    8.4  Option of Warner to Purchase Settlement Shares and
                         --------------------------------------------------
          Warrants.  (a)  For a period of six months after the Closing
          --------
          Date, Warner shall have the option to acquire from the Releasees 50% of the Settlement Shares at a cash price equal to the greater of $3.00 or 50% of the then market price of a share of Warner Common Stock. For purposes of this subsection, market price shall mean the average closing price for a share of Warner Common Stock on such market which is or may become the major trading market for Warner Common Stock for the five (5) business days immediately prior to the notice of exercise of such option, as provided for in subsection (c) below.

                    (b) For a period of six months after the Closing Date Warner shall have the option to acquire from the Releasees 50% of the Warrants at a cash price equal to $1.00 per Warrant.

                    (c) The options granted hereunder shall be exercisable by written notice by Warner to the Releasees, which notice shall set a date and time and place of closing, which closing date shall be no earlier than five (5) business days after the date of such notice and no later than ten (10) business days after the date of such notice, at which closing Warner shall deliver the consideration by certified check payable to the order of each Releasee, and each Releasee shall deliver the securities being acquired by Warner duly endorsed for transfer. The options granted hereunder shall be exercised pro rata as to each Releasee based upon the original number of Settlement Shares and/or Warrants issued to such Releasee. The certificates for such securities will be appropriately legended to reflect the options granted hereunder.

                    (d) Warner shall have the right to assign the options granted herein in its sole discretion subject to such assignee agreeing in writing to be bound by the provisions of this Section 8.4.

                    8.5  Covenant As To Related Agreements.  Each Releasee
                         ---------------------------------
          agrees to execute and deliver any Related Agreement which is required to be executed by it on the Closing Date.

                    9.   Covenant and Indemnification Among Warner, RPC and
                         --------------------------------------------------
          MDA.
          ---
                    The agreements among Warner, RPC, NCIC and MDA relating to the RPC lawsuits and the settlements thereof are contained in the Stipulation, the Mutual General Release and the CWP Assignment annexed hereto as Exhibits C, D and E, respectively.

                    10.  Conditions to Obligations of Warner.  This
                         -----------------------------------
          Agreement and the obligations of Warner to perform hereunder are subject to the satisfaction by each Releasee, or a waiver in writing by Warner, of the following conditions, each of which is individually hereby deemed material, at or prior to the Closing:

                    10.1 Concurrent Agreements.  Each Releasee will execute
                         ---------------------
          and deliver its respective Services Contract Release and its respective Revised Newco Service Agreement and any Related Agreements referred to in this Agreement.

                    10.2 Wausau Services Contract Release.  Employees
                         --------------------------------
          Insurance of Wausau, a Mutual Company, a Wisconsin corporation, Wausau Underwriters Insurance Company, a Wisconsin corporation, and Providian Auto and Home Insurance Company (formerly Worldwide Underwriters Insurance Company), a Missouri corporation (collectively "Wausau") shall each execute a Services Contract Release, such release to be substantially in the form annexed hereto as Exhibit B.

                    10.3 Representations, Warranties and Obligations.  All
                         -------------------------------------------
          representations and warranties of each Releasee contained in this Agreement and in the Exhibits hereto shall be true and correct commencing as of the date hereof and ending with and on the Closing Date as though made on and as of such Closing Date. Each Releasee shall have performed and complied with all of their respective covenants and obligations under this Agreement in all material respects.

                    11.  Conditions to Obligations of Releasees.  This
                         --------------------------------------
          Agreement and the obligations of each Releasee to perform hereunder are subject to the satisfaction by Warner, or a waiver in writing by the all of the Releasees, of the following conditions, each of which is individually hereby deemed material, at or prior to the Closing:

                    11.1 Concurrent Agreements.  Warner will have entered
                         ---------------------
          into the Asset Purchase Agreement on the date hereof, and on the Closing Date, will execute and deliver all the Related Agreements and each Releasee will have executed and delivered its Revised Newco Service Agreement and any Related Agreement related to it.

                    11.2 Corporate Authorization.  On the Closing Date,
                         -----------------------
          Warner shall have delivered to each Releasee certified copies of the resolution(s) of the Board of Directors of Warner authorizing the execution, delivery and performance by Warner of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

                    11.3 Representations, Warranties and Obligations.  All
                         -------------------------------------------
          representations and warranties of Warner contained in this Agreement and in the Exhibits hereto shall be true and correct in all material respects commencing as of the date hereof and ending with and on the Closing Date as though made on and as of such Closing Date. Warner shall have performed and complied with all of their respective covenants and obligations under this Agreement in all material respects.

                    11.4  Issuance and Delivery of Settlement Shares and
                          ----------------------------------------------
          Warrants to the Releasees.  Warner shall issue and deliver
          -------------------------
          certificates to the Releasees representing all of the Settlement Shares and Warrants.

                    11.5  Payment of a Portion of the Cash Collateral.
                          -------------------------------------------
          Warner shall direct the Escrow Agent to release from escrow to the Releasees $887,500 of the Cash Collateral in accordance with the terms of Section 1.2 hereof.

                    11.6 Legal Opinion.  On the Closing Date, Reid & Priest
                         -------------
          LLP, counsel to Warner, shall deliver an opinion of counsel dated as of the Closing Date and addressed to the Releasees, in the form set forth in Exhibit G annexed hereto.

                    12.  Survival; Indemnification.  The representations,
                         -------------------------
          warranties, covenants and agreements of Warner on the one hand, and each Releasee on the other hand, contained in this Agreement, and the Exhibits hereto, shall survive and remain operative and in full force following the execution and delivery of this Agreement and the Related Agreements. The following provisions are applicable to claims made under these Agreement(s):

                    12.1 Obligation of Warner to Indemnify.  Warner hereby
                         ---------------------------------
          agrees to indemnify, defend and hold harmless each Releasee (and its directors, officers, employees, affiliates and assigns) from and against all claims, losses, suits, proceedings, demands, judgments, damages, expenses and costs (including reasonable attorneys' fees and disbursements) (collectively, "Losses") which any Releasee may incur relating to (i) any material inaccuracy in, or any material breach of, any representation, warranty, covenant or agreement of Warner contained in this Agreement or the Exhibits hereto or (ii) any claim by a third party who is a creditor or shareholder of Warner or any of its subsidiaries relating to damages caused to such third party by the transfer of assets by Warner pursuant to the provisions of the Asset Purchase Agreement.

                    12.2 Obligation of Each Releasee to Indemnify.  Each
                         ----------------------------------------
          Releasee hereby agrees to indemnify, defend and hold harmless Warner (and its directors, officers, employees, affiliates and assigns) from and against any Losses which it may incur arising from any material inaccuracy in, or any material breach of, any representation, warranty, covenant or agreement of such Releasee contained in this Agreement.

                    12.3 Notice to Indemnitor.  Promptly after any party
                         --------------------
          hereto (i) receives notice of any claim or the commencement of any action or proceeding against it, (ii) has knowledge of any claim, action or proceeding against it, or (iii) has knowledge of any matter for which it intends to seek indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall, if a claim for indemnity with respect thereto is to be made against any party hereto obligated to provide indemnifica-tion under Sections 12.1 or 12.2 hereof (the "Indemnitor"), give the Indemnitor written notice of such claim or the commencement of such action or proceeding, in all cases within sufficient time to respond to such claim or to answer or otherwise plead in any such action. Such notice shall be a condition precedent to the Indemnitor's obligation to provide indemnification under this
          Section 12.

                    12.4 Right to Defend; Compromise of Claims.  The
                         -------------------------------------
          Indemnitor shall have the duty to defend and right to compromise, at its own expense and by its own counsel, any matter involving the asserted liability of any Indemnitee; provided, however, that
                                                    --------  -------
          no compromise of any claim shall be made without the consent of the Indemnitee unless such compromise results in the full and unconditional release of all claims against the Indemnitee by the party asserting such claim. The opportunity to compromise or defend as herein provided shall be a condition precedent to any liability of an Indemnitor under the provisions of this Section
          12.4. If any Indemnitor shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnitee of its intention to do so and provide the Indemnitee with reasonable assurance as to the ability of the Indemnitor to defend and/or compromise such matter, which, in the case of Warner, as Indemnitor, shall include documentation evidencing the ability of Warner to pay any judgment with regard to any such asserted liability. The Indemnitee at Indemnitor's expense shall cooperate with the Indemnitor and its counsel in the defense against any such asserted liability and in any compromise thereof. Such cooperation shall include, but not be limited to, furnishing the Indemnitor with any books, records or information reasonably requested by the Indemnitor and taking such action as the Indemnitor may reasonably request to mitigate or reduce any claim. After an Indemnitor has notified an Indemnitee of its intention to defend any asserted liability, the Indemnitor shall not be liable for any additional legal expenses incurred by the Indemnitee unless the Indemnitor fails to prosecute the defense of such claim. If the Indemnitor shall desire to compromise any such asserted liability by the payment of a liquidated amount which the party asserting such liability is willing to accept in exchange for fully and unconditionally releasing all claims against the Indemnitee, and the Indemnitee shall refuse to consent to such compromise, then the Indemnitor's liability under this Section 12 with respect to such asserted liability shall be limited to the amount so offered in compromise. Under no circumstances shall the Indemnitee compromise any asserted liability without the written consent of the Indemnitor.

                    13.  Miscellaneous.
                         -------------

                    13.1 Entire Agreement.  This Agreement and the Related
                         ----------------
          Agreements and the Exhibits and Schedules annexed hereto and made a part hereof, contain the entire agreement between Warner and each Releasee with respect to the matters set forth herein and supersede all prior agreements and understandings among them as to the subject matter thereof. No party shall be bound by nor shall be deemed to have made any representations, warranties or covenants except those contained herein.

                    13.2  Benefits.  All of the terms and provisions of
                          --------
          this Agreement and the Related Agreements shall bind and inure to the benefit of Warner and each Releasee and their respective successors and assigns.

                    13.3  Notices, Etc.  All notices, requests, consents
                          ------------
          and other communications hereunder shall be in writing and shall be deemed to be duly given (i) upon receipt, if personally delivered with receipt acknowledged, (ii) not less than three (3) business days after mailing, if mailed by registered or certified mail, first class, postage prepaid, and (iii) on the next business day, if delivered by a nationally recognized overnight courier service or if transmitted by facsimile machine addressed as follows:

                    (i)  if to Warner:

                         Warner Insurance Services, Inc.
                         17-01 Pollitt Drive
                         Fair Lawn, New Jersey 07410
                         Tel: (201) 794-4800
                         Fax: (201) 791-9113
                         Attention: President

                         with a copy to:

                         Reid & Priest LLP
                         40 West 57th Street
                         New York, New York 10019
                         Attention:  Leonard Gubar, Esq.
                         Tel:  (212) 603-2000
                         Fax:  (212) 603-2001

          or to such other address or such other person(s) as Warner may designate by written notice to the other parties hereto.

                   (ii)  if to the Releasees, at the addresses set forth on
                         SCHEDULE 13 annexed hereto.

          or to such other address or such other person(s) as each Customer may designate by written notice to the other parties hereto.

                    13.4  Governing Law; Submission to Jurisdiction.  (i)
                          -----------------------------------------
          This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

                         (ii) The parties hereto (A) submit for themselves in any legal action or proceeding relating to the enforcement of the rights of and the obligations under this Agreement to the jurisdiction of the New York State Supreme Court, New York County, Commercial Part and the appellate courts therefrom, (B) consent that any such action or proceeding shall be brought in such courts, and waive any objection each may have now or hereafter have to the venue of any such action or proceeding in any such court, (C) agree that service of process of any such action or proceeding may be effected by certified mail (or substantially similar form of mail), postage prepaid, to the appropriate party at its address as set forth herein and service made shall be deemed to be completed upon the earlier of actual receipt or five (5) days after the same shall have been posted as aforesaid, and (D) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

                    13.5  Severability. If any provision of this Agreement
                          ------------
          shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                    13.6  Modification, Waivers, Etc.  Neither this
                          --------------------------
          Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                    13.7  Captions.  The captions of sections and
                          --------
          subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                    13.8  Further Assurances.  At any time and from time to
                          ------------------
          time, upon the reasonable request of any party hereto, the requested party shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the requesting party may reasonably request in order to fully effect this Agreement.

                    13.9  Counterparts.  This Agreement may be executed in
                          ------------
          several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto either individually or by their duly authorized representatives have caused this Agreement to be executed and delivered in their respective names as of the date and year first above written.



    WARNER INSURANCE SERVICES, INC.        ELECTRIC INSURANCE COMPANY


    By: /s/ Alfred J. Moccia               By: /s/ Laurence J. Cohen
        --------------------------            --------------------------
        Name: Alfred J. Moccia                Name: Laurence J. Cohen
        Title: President and Chief            Title: Vice President &
               Executive Officer                     Treasurer


    ATLANTIC EMPLOYERS INSURANCE COMPANY   THE ROBERT PLAN CORPORATION


    By:  /s/ John A. Murphy, Jr.           By: /s/ Carl Hollander
        --------------------------             --------------------------
        Name: John A. Murphy, Jr.              Name: Carl Hollander
        Title: Vice President                  Title: Secretary



    PACIFIC EMPLOYERS INSURANCE COMPANY    MATERIAL DAMAGE ADJUSTMENT
                                             CORPORATION


    By: /s/ John A. Murphy, Jr.            By: /s/ Philbert A. Nezamoondeen
        --------------------------             ----------------------------
        Name: John A. Murphy, Jr.              Name: Philbert A. Nezamoondeen
        Title: Senior Vice President           Title: Executive Vice President


    NATIONAL CONSUMER INSURANCE            LION INSURANCE COMPANY
      COMPANY


    By: /s/ Philbert A. Nezamoodeen        By: /s/ Philbert A. Nezamoondeen
        ---------------------------            ----------------------------
        Name: Philbert A. Nezamoodeen          Name: Philbert A. Nezamoondeen
        Title: Secretary                       Title: Secretary